Exhibit 99.1

Channell Announces 2008 Third Quarter Results

TEMECULA, CA—(Marketwire - November 14, 2008) - Channell Commercial Corporation. (NASDAQ: CHNL), a designer and manufacturer of telecommunications equipment supplied to operators of communications networks worldwide and water harvesting solutions distributed in markets throughout Australia and North America, today announced financial results for the three months ended September 30, 2008.

Highlights

•  Q3 2008 Non-GAAP EPS were ($0.00).

•  North American telecom Q3 costs savings were $1 million; YTD cost savings of $4.8 million.

•  Australian water harvesting business achieved pro forma Q3 operating profit break-even vs. loss in Q2 on slightly less revenue.

Third Quarter Results

Channell Commercial Corporation (the “Company”) reported third quarter 2008 net sales of $26.5 million. This represents a 21.7% decrease compared to net sales of $33.9 million for the third quarter of 2007.

The Company also reported a pro forma non-GAAP loss of $1,000, or ($0.00) per basic and diluted share versus third quarter 2007 non-GAAP net loss of $191,000, or ($0.02) per basic and diluted share. The third quarter 2008 pro forma non-GAAP loss excludes a pre-tax non-cash goodwill and intangibles impairment charge of $8.2 million, non-cash deferred tax valuation allowance reversal of $131,000, restructuring-related costs of $194,000, intangible amortization expense of $51,000, and non-cash foreign exchange related loss of $1.3 million, which together equated to ($1.00) per basic and diluted share on an after-tax basis. Excluded in the pro forma non-GAAP third quarter 2007 net income is stock compensation income of $35,000 (accounted for under SFAS 123R), intangible amortization expense of $47,000 and a non-cash foreign exchange gain of $245,000, which together equate to $0.02 per basic and diluted share. On a GAAP basis, net loss was $9.6 million for the third quarter of 2008, or ($1.00) per basic and diluted share, as compared to net income of $42,000, or $0.00 per basic and diluted share, for the third quarter of 2007.

Gross profit for the third quarter of 2008 was $7.8 million, or 29.5% of net sales, as compared to $10.1 million, or 30% of net sales, for the comparable period last year.

Pro forma operating expenses, excluding the aforementioned items, for the third quarter of 2008 were $7.6 million versus $9.5 million in the comparable period a year ago. The company remains on track towards achieving its goal of reducing costs by $6 million on an annualized basis in its core North American telecom operations. On a GAAP basis, when including the $8.2 million of non-cash goodwill and intangibles impairment charges, $194,000 of restructuring costs, $51,000 of intangible amortization expense, and $1.3 million of non-cash foreign exchange related expenses, operating expenses totaled $17.4 million. Third quarter 2007 GAAP operating expenses were $9.3 million when including $35,000 of stock compensation income, $47,000 amortization expense and a $245,000 non-cash foreign exchange gain.

Liquidity

At September 30, 2008, the Company had total cash and cash equivalents of $0.7 million, which was $0.7 million less than the total at June 30, 2008, and $16.9 million in total outstanding debt and capital lease obligations, which was $1.8 million lower than at June 30, 2008. Net cash used from operating activities was $2.2 million for the third quarter of 2008.

Days sales outstanding of 41 days during the third quarter of 2008 was down from 44 days in comparable period last year and 43 days in the prior quarter. Days inventory for the third quarter of 2008 was 77 days, up from 69 days inventory for the third quarter of 2007 but down from 80 days inventory during the second quarter of 2008. Days payables were 59 days for the third quarter of 2008, up from 53 days payables in the year-ago period but down from 64 days payables in the second quarter of 2008.

Non-GAAP Financial Measures

Non-GAAP pro forma net income (loss) and Non-GAAP pro forma net income (loss) per basic and diluted share are non-GAAP financial measures, and represent net income (loss), and net income (loss) per basic and diluted share, each adjusted to exclude certain non-cash and non-recurring items. For a reconciliation of non-GAAP pro forma net income (loss) to GAAP net income (loss), and non-GAAP pro forma net income (loss) per basic and diluted share to GAAP net income (loss) per basic and diluted share, for the periods presented, please see the financial tables attached to this press release. This press release and the attached financial information are also available in the investor relations section of the Company’s web site at www.channell.com.

The Company believes the presentation of non-GAAP financial measures assists investors to better understand the Company’s operating performance. In addition, analyst estimates typically exclude the impact of non-cash and non-recurring items from net income (loss) per basic and diluted share; consequently, the Company believes that the presentation of these non-GAAP financial measures is helpful to investors in their review of information presented by analysts.

About Channell

Channell Commercial Corporation is a designer and manufacturer of telecommunications equipment supplied to communications network operators worldwide and water storage tanks distributed in markets throughout Australia and North America. Major product lines include a complete line of thermoplastic and metal fabricated enclosures, advanced copper termination and connectorization products, fiber-optic cable management systems and polyethylene water storage tanks. The Company’s headquarters and U.S. manufacturing facilities are in Temecula, California. International operations include facilities in Toronto (Canada), London (U.K.) and various locations throughout Australia. The Company’s website is www.channell.com

Forward-Looking Statements

This news release contains statements that are not historical in nature and that may be characterized as “forward-looking statements” within the meaning of the securities laws. Examples of forward-looking statements would include statements about the expected future revenues, expenses and other financial results, and any other statements that are not historical facts. These statements are based on management’s current expectation and are subject to a number of uncertainties and risks. Actual results may differ materially. Important factors that could cause actual results to differ materially from the Company’s estimates or projections contained in the forward-looking statements include, but are not limited to: (1) obsolescence of Company products resulting from technological change, (2) ability to anticipate changes in technology and industry standards in order to successfully develop and introduce new products, (3) dependence on a few customers for a large percentage of sales, (4) dependence on the telecommunications industry to represent a substantial portion of the Company’s total sales, (5) customer demand, (6) material costs and the availability of complementary products, (7) energy costs, (8) integration of acquired businesses, (9) delays in product development, (10) operating leverage, (11) seasonality and fluctuations in operating results and (12) worldwide economic conditions. Such uncertainties are discussed further in the Company’s filings with the Securities and Exchange Commission, which you are encouraged to review in connection with this release.

CHANNELL COMMERCIAL CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE INCOME (LOSS)

(UNAUDITED)

(amounts in thousands, except per share data)

	Nine months ended		Three months ended
	September 30,		September 30,
	2008	2007	2008	2007

Net sales	$78,633	$103,431	$26,525	$33,856
Cost of goods sold	55,327	71,382	18,692	23,708
Gross profit	23,306	32,049	7,833	10,148

Operating expenses
Selling	14,035	16,859	4,122	5,389
General and administrative	11,698	11,526	4,446	3,452
Research and development	1,149	1,341	377	426
Impairment of goodwill and other intangibles	12,202	—	8,229	—
Restructuring charge	1,169	—	194	—
	40,253	29,726	17,368	9,267

Income (loss) from operations	(16,947)	2,323	(9,535)	881
Interest income	40	29	19	8
Interest expense	(1,464)	(812)	(467)	(329)
Income (loss) before income tax expense	(18,371)	1,540	(9,983)	560

Income tax expense (benefit)	1,286	434	(429)	414
Net income (loss) before minority interest	(19,657)	1,106	(9,554)	146
Minority interest in income (loss) of subsidiaries	(476)	18	—	104
Net income (loss)	$(19,181)	$1,088	$(9,554)	$42

Net income (loss) per share, basic and diluted	$(2.01)	$0.11	$(1.00)	$—

Net income (loss)	$(19,181)	$1,088	$(9,554)	$42
Other comprehensive income, net of tax
Foreign currency translation adjustment	2,404	1,682	1,717	863

Comprehensive income (loss)	$(16,777)	$2,770	$(7,837)	$905

CHANNELL COMMERCIAL CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(amounts in thousands, except per share data)

	September 30,	December 31,
	2008	2007
ASSETS

Current assets
Cash and cash equivalents	$731	$1,825
Restricted cash	—	282
Accounts receivable, net of allowance for doubtful accounts of $290 at September 30, 2008 and $281 at December 31, 2007	12,112	12,807
Inventories, net	15,887	15,763
Prepaid expenses and other current assets	1,183	1,436
Deferred income taxes, net	220	936
Total current assets	30,133	33,049

Property and equipment, net	17,870	19,036
Deferred income taxes, net	37	642
Goodwill	760	10,998
Intangible assets, net	—	2,128
Other assets	668	994
	$49,468	$66,847
LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable	$12,333	$9,447
Short-term debt (including current maturities of long-term debt)	12,865	10,335
Current maturities of capital lease obligations	361	153
Income taxes payable	206	178
Accrued expenses	4,437	5,444
Total current liabilities	30,202	25,557

Long-term debt less current maturities	3,278	7,467
Capital lease obligations, less current maturities	353	198
Deferred income taxes	—	—
Other long-term liabilities	632	906
Total liabilities	34,465	34,128

Commitments and contingencies Minority interest	—	955

Stockholders’ equity
Preferred stock, par value $.01 per share, authorized - 1,000 shares, none issued and outstanding	—	—
Common stock, par value $.01 per share, authorized - 19,000 shares; issued - 9,788 at September 30, 2008 and December 31, 2007 outstanding - 9,544 shares at September 30, 2008 and December 31, 2007	98	98
Additional paid-in capital	31,226	31,210
Treasury stock - 244 shares at September 30, 2008 and December 31, 2007	(1,871)	(1,871)
Retained earnings (accumulated deficit)	(19,068)	113
Accumulated other comprehensive income - Foreign currency translation	4,618	2,214
Total stockholders’ equity	15,003	31,764
	$49,468	$66,847

Channell Commercial

Reconciliation Tables of GAAP Financial Measures to Non-GAAP Financial

Measures(1)

Reconciliation of GAAP net income (loss) per basic and diluted share to non-GAAP pro forma net income (loss) per basic and diluted share (Unaudited)

	Quarter	Quarter
	Ended	Ended
	September	September
	30, 2008	30, 2007
GAAP net income (loss) per basic and diluted share	$(1.00)	$0.00

Add:
Non-cash after-tax Goodwill & intangibles impairment charge	$0.85	n/a

Intangibles amortization	$0.01	$0.00

Restructuring Charges	$0.02	n/a

Non-cash foreign currency exchange loss	$0.14	n/a

Subtract:
Reversal of deferred tax valuation allowance under SFAS 109	$(0.01)	n/a

Stock compensation expense under SFAS 123R	n/a	$(0.00)

Non-cash F/X Gain	n/a	$(0.03)

Non-GAAP pro forma net income (loss) per basic and diluted share	$(0.00)	$(0.02)

Reconciliation of GAAP net income (loss) to non-GAAP pro forma net income (loss) (Unaudited) (in thousands)

	Quarter	Quarter
	Ended	Ended
	September	September
	30, 2008	30, 2007
GAAP earnings (loss)	$(9,554)	$42

Add:
Non-cash after-tax Goodwill & intangibles impairment charge	$8,119	n/a

Intangibles amortization	$51	$47

Restructuring Charges	$194	n/a

Non-cash foreign currency exchange loss	$1,321	n/a

Subtract:
Reversal of deferred tax valuation allowance under SFAS 109	$(131)	n/a

Stock compensation expense under SFAS 123R	n/a	$(35)

Non-cash foreign currency exchange gain	n/a	$(245)

Non-GAAP net income earnings (loss)	$(1)	$(191)

Reconciliation of GAAP net income (loss) per basic and diluted share to non-GAAP pro forma net income (loss) per basic and diluted share (Unaudited)

	Nine Months	Nine Months
	Ended	Ended
	September	September
	30, 2008	30, 2007(1)
GAAP net income (loss) per basic and diluted share	$(2.01)	$0.11

Add:
Non-cash after-tax Goodwill & intangibles impairment charge	$1.27	n/a

Stock compensation expense under SFAS 123R and intangibles amortization	$0.01	$0.02

Restructuring Charges	$0.12	n/a

Non-cash foreign currency exchange loss	$0.10	n/a

Deferred tax valuation allowance under SFAS 109	$0.14	n/a

Subtract:
Non-cash foreign currency exchange gain	n/a	$(0.04)

Non-GAAP pro forma net income (loss) per basic and diluted share	$(0.36)	$0.10

(1) - Numbers may not add due to rounding

Reconciliation of GAAP net income (loss) to non-GAAP pro forma net income (loss) (Unaudited) (in thousands)

	Nine Months	Nine Months
	Ended	Ended
	September	September
	30, 2008	30, 2007
GAAP earnings (loss)	$(19,181)	$1,088

Add:
Non-cash after-tax Goodwill & intangibles impairment charge	$12,092	n/a

Stock compensation expense under SFAS 123R and intangibles amortization	$120	$226

Restructuring Charges	$1,169	n/a

Non-cash foreign currency exchange loss	$964	n/a

Deferred tax valuation allowance under SFAS 109	$1,360	n/a

Subtract:
Non-cash foreign currency exchange gain	n/a	$(380)

Non-GAAP net income earnings (loss)	$(3,476)	$934

CONTACTS

At the Company:
Michael Perica
Treasurer
951-719-2600